EXHIBIT 10.1

EIGHTH AMENDMENT
TO
AMENDED AND RESTATED PRIVATE LABEL
CREDIT CARD PROGRAM AGREEMENT

This Eighth Amendment to Amended and Restated Private Label Credit Card Program Agreement ("Eighth Amendment") is entered into as of the 15th day of July, 2010 (the "Effective Date") by and among Stage Stores, Inc., a Nevada corporation ("Stage Stores"), Specialty Retailers, Inc., a Texas corporation ("Specialty"), with their principal offices at 10201 Main Street, Houston, Texas 77025 (Stage Stores and Specialty hereinafter being referred to collectively as "Stage"), and World Financial Network National Bank, a national banking association with its principal offices at 3100 Easton Square Place, Columbus, OH 43219 ("Bank").  Stage Stores, Specialty, and Bank are collectively referred to in this Eighth Amendment as the "Parties."

R E C I T A L S:

WHEREAS, Stage and Bank entered into an Amended and Restated Private Label Credit Card Program Agreement dated as of March 5, 2004, as amended (the "Agreement") pursuant to which Bank issues Accounts to certain Customers of Stage and such Customers can use the Accounts to purchase Goods and/or Services from Stage (as such capitalized terms are defined in the Agreement); and

WHEREAS, Stage and Bank now desire to amend the Agreement with regard to certain provisions as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties hereto agree as follows:

1.
Definitions; References.  Each term used herein which is not defined herein shall have the meaning assigned to such term in the Agreement.  Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement amended hereby.

2.
Subsections 2.9 (a) through 2.9 (g).  The defined term “Enhancement Marketing Services”, as it appears in Sections 2.9 (a) through 2.9 (g) and anywhere else in the Agreement, is hereby replaced with the term “Bank Enhancement Marketing Services”.

3.
Section 2.9 – Billing Statement Inserts, Strategic Protection Products, Bank Enhancement Marketing Services and Stage Enhancement Marketing Services.  The following subsections shall be added to Section 2.9 and made a part of the Agreement by reference.

(h)           Stage Enhancement Marketing Services. (i) The Parties recognize that, from time-to-time, Stage enters into a “Stage Vendor Agreement” with a “Stage Vendor”, under the terms of which agreement Stage and/or the Stage Vendor solicit Customers from Stage’s points-of-sale (in-store cash registers, catalogue call centers) to purchase the Stage Vendor’s products and services. Such products and/or services (“Stage Enhancement Marketing Services”) are the types of merchandise, memberships, and services that would be categorized as Bank Enhancement Marketing Services (as opposed to Strategic Protection Products) if offered by Bank; and, by way of clarification, are not items sold by Stage as part of its core and/or customary business (i.e., Goods and/or Services).  The following provisions shall apply in the event Stage wants Accounts to be accepted as a form of tender to purchase any particular Stage Enhancement Marketing Services.  First, use of Accounts shall be subject to the prior approval of Bank (which approval shall not be unreasonably withheld or delayed) and Bank’s other rights under this Agreement (including but not limited to those regarding references to its name and/or the Plan). Second, solicitations and offerings for the Stage Enhancement Marketing Services shall not contain Bank’s endorsement. Third, Bank’s processing of such transactions shall be subject to  Bank’s ability to do so and the terms of a “Third-Party Vendor Agreement” (described in greater detail in Schedule 2.9 (h)) entered into amongst Bank, Stage, and the subject Stage Vendor.

3.	Schedule 2.9 (h) - Stage Enhancement Marketing Services. Schedule 2.9 (h), as attached hereto, is hereby added to and made a part of the Agreement.

4.	Governing Law. This Eighth Amendment shall be governed by and construed in accordance with the laws of the State of Ohio.

5.
Counterparts; Effectiveness.  This Eighth Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together constitute one and the same instrument. The provisions included in this Eighth Amendment shall be effective as of the Effective Date set forth in the first paragraph of this Eighth Amendment.

6.	Entire Agreement. As hereby amended and supplemented, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Eighth Amendment to be executed by their duly authorized officers as of the Effective Date.

WORLD FINANCIAL NETWORK	STAGE STORES, INC.
NATIONAL BANK

By: /s/ Daniel T. Groomes	By: /s/ Richard E. Stasyszen
Name: Daniel T. Groomes	Name: Richard E. Stasyszen
Title: President	Title: Sr. Vice President - Finance & Controller

SPECIALTY RETAILERS, INC.

By: /s/ Richard E. Stasyszen
Name: Richard E. Stasyszen
Title: Sr. Vice President - Finance & Controller

Schedule 2.9 (h)

Stage Enhancement Marketing Services

CONFIDENTIAL TREATMENT REQUESTED

Confidential treatment of Schedule 2.9(h) has been requested and it has been omitted.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission.